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                                                                      EXHIBIT 21

                                 SUBSIDIARIES OF
                            HILTON HOTELS CORPORATION
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                                                              State or Country
A.    Wholly-owned Subsidiaries                               of Incorporation
      -------------------------                               ----------------
Benco, Inc. (4)                                                   Nevada
Conrad (Indonesia) Corporation (2) (5)                            Nevada
Conrad International (Egypt) Corporation (2) (5)                  Nevada
Conrad International Hotels Corporation (3)                       Nevada
Conrad International Hotels (HK) Ltd. (5)                         Hong Kong
Conrad International Hotels Limited (2) (6)                       Ireland
Conrad International (Spain) Corporation (2) (5)                  Nevada
Conrad International Investment Corporation (3)                   Nevada
Conrad Royalty Corporation (3)                                    Nevada
Conrad (Thailand) Corporation (2) (5)                             Nevada
Destination Resorts, Inc.                                         Arizona
Flamingo Hilton Corporation (4)                                   Nevada
Flamingo Hilton-Laughlin, Inc. (7)                                Nevada
Flamingo Hilton - Reno, Inc. (4)                                  Nevada
Hapeville Investors, Inc.                                         Delaware
Hilton Employee Relief Fund                                       California
Hilton Equipment Corporation                                      Delaware
Hilton Gaming Corporation                                         Nevada
Hilton Gaming (Switzerland County) Corporation (4)                Nevada
Hilton Hawaii Corporation                                         Delaware
Hilton Hotels Partners I, Inc.                                    Delaware
Hilton Hotels Partners II, Inc.                                   Delaware
Hilton Hotels U.S.A., Inc.                                        Delaware
Hilton Inns, Inc.                                                 Delaware
Hilton Insurance Corporation                                      Vermont
Hilton Kansas City Corporation (4)                                Missouri
Hilton New Jersey Corporation (2) (4)                             New Jersey
Hilton New Orleans Corporation (4)                                Louisiana
Hilton Pennsylvania Hotel Corporation                             Delaware
Hilton Recreation, Inc.                                           Delaware
Hilton Resorts Corporation                                        Delaware
Hilton San Diego Corporation                                      California
Hilton Suites, Inc.                                               Delaware
Hilton Supersports, Inc. (4)                                      Nevada
Hilton Systems, Inc.                                              Nevada
Hilton Washington Corporation                                     New York
HKC Advertising, Inc.  (8)                                        Missouri
HKC Partners, Inc.  (4)                                           Missouri
Hotels Statler Company, Inc.                                      Delaware
Kenner Investors, Inc.                                            Delaware
Las Vegas Hilton Corporation (4)                                  Nevada
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                                                              State or Country
A.    Wholly-owned Subsidiaries                               of Incorporation
      -------------------------                                ---------------
     (Continued)
Reno Hilton Resort Corporation (4)                                Nevada
The BAC 1-11 Corporation (4)                                      Nevada
The Beverly Hilton Corporation (2)                                California
The Hotel Waldorf-Astoria Corporation (2)                         New York
The New Yorker Hotel Corporation (2)                              New York
The Palmer House Hilton Hotel Company                             Illinois
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(1)  Inactive corporation.

(2)  Nameholding companies.

(3) Indirect ownership. Wholly-owned by Hilton Hotels U.S.A., Inc., which is wholly-owned by Hilton Hotels Corporation.

(4) Indirect ownership. Wholly-owned by Hilton Gaming Corporation, which is wholly-owned by Hilton Hotels Corporation.

(5) Indirect ownership. Wholly-owned by Conrad International Hotels Corporation, which is wholly-owned by Hilton Hotels U.S.A., Inc., which is wholly-owned by Hilton Hotels Corporation.

(6) Indirect ownership. Wholly-owned by Conrad Royalty Corporation, which is wholly-owned by Hilton Hotels U.S.A., Inc., which is wholly-owned by Hilton Hotels Corporation.

(7) Indirect ownership. Wholly-owned by Flamingo Hilton Corporation, which is wholly-owned by Hilton Gaming Corporation, which is wholly-owned by Hilton Hotels Corporation.

(8) Indirect ownership. Wholly-owned by Hilton Kansas City Corporation, which is wholly-owned by Hilton Gaming Corporation, which is wholly-owned by Hilton Hotels Corporation.


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                                                           State or
                                            %             Country of
B.   Partially-owned Subsidiaries       Ownership        Incorporation
     ----------------------------       ---------        -------------

Attiki Casinos, H.S.A.                    50%              Greece

Baluma S.A. (3)                       See (3) below.       Uruguay

Baluma Holdings S.A. (4)                  37.75%           The Bahamas

Compass Computer Services, Inc.           50%              Delaware

Earlsfort Centre Hotel Proprietors
     Limited                              14.7%            Ireland

Grand Vacations Realty, Inc. (1)          50%              Delaware

Greenroll Limited                         30%              Hong Kong

Hilton Service Corporation                51%              Delaware

Indiana Ventures LLC (6)                  48.5%            Nevada

International Company for
  Touristic Investments, S.A.E.           20%              Egypt

Jupiters Management Limited               66.6%            Australia

Jupiters Limited                          19.9%            Australia

Pinnacle Gaming Development Corp. (7)     48.5%            Colorado

Switzerland County Development Corp. (5)  48.5%            Nevada

Washington Hilton Racquet Club (2)        50%        District of Columbia

Windsor Casino, Limited                   33.3%         Ontario, Canada

Yeditepe Beynelmilel Otelcilik
  Turizm Ve Ticaret Anonim Sirketi
  (Seven Hills International Hotel,
  Tourism and Trade, A.S.)                25%              Turkey

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(1)  This corporation is 50%-owned by Hilton Grand Vacations Company, a joint venture which is 50%-owned by Hilton Resorts Corporation, which is a wholly-owned subsidiary of Hilton Hotels Corporation.

(2) This non-profit corporation is 50%-owned by Hilton Washington Corporation, which is a wholly-owned subsidiary of Hilton Hotels Corporation.

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(3)  This corporation is 99.9%-owned by Baluma Holdings S.A., a Bahamas corporation [see (4) below.] The remaining .1% is owned by Conrad International Hotels Corporation, which is a wholly-owned subsidiary of Hilton Hotels U.S.A., Inc., which is a wholly-owned subsidiary of Hilton Hotels Corporation.

(4) This corporation is 37.75%-owned by Conrad International Hotels Corporation, which is a wholly-owned subsidiary of Hilton Hotels U.S.A., Inc., which is a wholly-owned subsidiary of Hilton Hotels Corporation.

(5) Formerly named Conrad (New Zealand) Corporation. This corporation is a wholly-owned subsidiary of Indiana Ventures LLC, which is 48.5%-owned by Hilton Gaming (Switzerland County) Corporation, which is a wholly-owned subsidiary of Hilton Gaming Corporation, which is a wholly-owned subsidiary of Hilton Hotels Corporation.

(6) This limited-liability company is 48.5%-owned by Hilton Gaming (Switzerland County) Corporation, which is a wholly-owned subsidiary of Hilton Gaming Corporation, which is a wholly-owned subsidiary of Hilton Hotels Corporation.

(7) This corporation is a wholly-owned subsidiary of Switzerland County Development Corp., which is a wholly-owned subsidiary of Indiana Ventures LLC, which is 48.5%-owned by Hilton Gaming (Switzerland County) Corporation, which is a wholly-owned subsidiary of Hilton Gaming Corporation, which is a wholly-owned subsidiary of Hilton Hotels Corporation.

C.   AFFILIATES

The following are special purpose corporations formed in connection with the operation of beverage service at particular hotels. Hilton Hotels Corporation does not directly or indirectly own any of the shares of these corporations.

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                                                         State of
     Name of Corporation                              Incorporation
     -------------------                              -------------
Hilton Beverage Corporation                             Louisiana
New Orleans Hilton Beverage Corporation                 Louisiana

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